UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2023

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Domtar Corporation (the “Company”) today announced that Joseph Ragan, Paper Excellence’s Group President and Chief Investment Officer, has been appointed as the Company’s Chief Financial Officer and Chief Accounting Officer. Mr. Ragan is succeeding Daniel Buron, who currently serves in both positions and has announced his intention to retire from the Company in the first quarter of 2024. Mr. Buron, whose leadership of the Company’s finance and information technology organizations over the years has been an important part of the Company’s success, will remain with the Company in an advisory capacity supporting an effective transition until his retirement date.

Mr. Ragan, 61, has been working for the Paper Excellence Group since 2020, first as Global Chief Financial Officer and from 2022 as President and Chief Investment Officer. Prior to his time with Paper Excellence, he was Chief Financial Officer of Resideo, a leading global manufacturer and developer of technology-driven products and components, and from 2013 to 2018 he served as Chief Financial Officer to Ferroglobe/Globe, a global leader in advanced metallurgical products.

Mr. Ragan brings more than 30 years of financial experience to the Company. He has extensive global financial leadership experience, having led all areas of finance including global reporting, treasury, investor relations, international tax, financial analysis/planning, mergers and acquisitions, and internal/external audit in previous positions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: April 17, 2023